Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

Dated: January 23, 2019

K2 Partners II L.P.

By:	K2 Partners II GP, LP
Its:	General Partner
	By:	K2 Partners II GP, LLC
	Its:	General Partner

By:	/s/ Xi Xiao
Xi Xiao, Director

K2 Evergreen Partners L.P.

By:	K2 Evergreen Partners LLC
Its:	General Partner

By:	/s/ Xi Xiao
Xi Xiao, Director

K2 Partners III Limited

By:	K2 Partners III L.P.
Its:	Sole Shareholder
	By:	K2 Partners III GP, L.P.
	Its:	General Partner
		By:	K2 Partners III GP, LLC
		Its:	General Partner

By:	/s/ Xi Xiao
Xi Xiao, Director

K2 Family Partners Limited

By:	K2 Family Partners L.P.
Its:	Sole Shareholder
	By:	K2 Family Partners GP, L.P.
	Its:	General Partner
		By:	K2 Family Partners GP, LLC
		Its:	General Partner

By:	/s/ Xi Xiao
Xi Xiao, Director